                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        IES INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

Dear Shareholder of IES Industries Inc.:

    You are cordially invited to attend the Annual Meeting of Shareholders of IES Industries Inc. ("IES Industries") which will be held on Thursday, May 22, 1997, at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, at 2:00 p.m. (Central Daylight Time).

    A map showing the location of the Annual Meeting of Shareholders is printed on the last page of this Proxy Statement.

    A notice of the meeting and a proxy/directions card are enclosed. We hope you will sign, date and return the proxy/directions card as promptly as possible in the enclosed self-addressed postage prepaid envelope. As a Shareholder, it is in your best interest, as well as helpful to your Board of Directors, that you participate in the affairs of IES Industries, whether you own a few shares or many shares.

    A copy of the Annual Report of IES Industries, including financial statements for the fiscal year ended December 31, 1996, is included in this mailing with your Proxy Statement. A report of the Annual Meeting will be mailed to all Shareholders following the meeting.

    Please let me express my appreciation for your past cooperation and I look forward to your continued interest in IES Industries.

    Whether or not you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy/directions card in the enclosed postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          Lee Liu

                                          CHAIRMAN OF THE BOARD
                                          & CHIEF EXECUTIVE OFFICER

March 27, 1997

                              IES INDUSTRIES INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                            TO BE HELD MAY 22, 1997

To the Shareholders of

    IES INDUSTRIES INC.

    The Annual Meeting of the Shareholders of IES Industries Inc. ("IES Industries"), an Iowa corporation, will be held at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, on the 22nd day of May, 1997, at the hour of 2:00 p.m. (Central Daylight Time) for the following purposes:

    1) To elect a board of nine directors to serve until the next ensuing annual meeting or until their successors are duly elected and qualified.

    2) To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

    The Board of Directors, in accordance with the Bylaws and Articles of Incorporation of IES Industries, has fixed the close of business, March 17, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at this meeting and any adjournment or adjournments thereof. Your continued interest and cooperation are greatly appreciated.

    This Notice and the Annual Report are sent to you by order of the Board of Directors.

                                          Stephen W. Southwick

                                          VICE PRESIDENT, GENERAL COUNSEL &
                                          SECRETARY

Cedar Rapids, Iowa
March 27, 1997

THE BYLAWS REQUIRE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.

PLEASE SIGN, DATE AND MAIL THE PROXY/DIRECTIONS CARD PROMPTLY IN THE SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR PROXY/DIRECTIONS CARD WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                              IES INDUSTRIES INC.
                                   IES TOWER
                             200 FIRST STREET S.E.
                            CEDAR RAPIDS, IOWA 52401
                                 March 27, 1997

                                PROXY STATEMENT

                PROXY/DIRECTIONS CARD FOR OWNERS OF COMMON STOCK

    This Proxy Statement, the accompanying proxy/directions card and the Annual Report are being mailed on or about March 27, 1997, to each holder of record of IES Industries Inc. ("IES Industries" or the "Company") Common Stock at the close of business March 17, 1997 (the "Shareholders") and to each beneficial owner of Company Common Stock held in certain employee plans referred to below who is not otherwise a holder of record. Proxy/directions cards in the form enclosed are solicited by the Board of Directors of IES Industries for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Collins Plaza Hotel, 1200 Collins Road N.E., in the City of Cedar Rapids, Iowa, on May 22, 1997, at the hour of 2:00 p.m. (Central Daylight Time).

    The proxy/directions card enclosed has imprinted thereon the number of shares of Common Stock held of record as well as shares held for the account of Shareholder participants in the IES Industries Dividend Reinvestment and Stock Purchase Plan. Proxy/directions cards for Shareholders who are employees of IES Industries and who are participants in the IES Industries Employee Stock Purchase Plan, the Dividend Reinvestment and Stock Purchase Plan or the IES Industries Bonus Stock Ownership Plan will also have imprinted thereon the number of shares held for the account of participants in that plan. Employees who are not Shareholders of record but who are participants in any of the plans will receive a proxy/directions card for shares being held for them pursuant to such plan. The number of shares imprinted on the proxy/directions card is the number of shares to be voted in accordance with the instructions of the Shareholder or Plan participant.

    All shares of IES Industries Common Stock held for the account of participants in the IES Industries Dividend Reinvestment and Stock Purchase Plan, the IES Industries Bonus Stock Ownership Plan and the IES Industries Employee Stock Purchase Plan, respectively, are held of record by IES Industries Inc., Shareholder Services Department ("the Administrator"). All shares held in such plans will be voted by the Administrator in the manner indicated by the participant's proxy/directions card. Participants in the Iowa Southern Utilities Company ("IS Utilities") Employee Stock Ownership Plan ("ESOP") will receive a proxy/directions card for shares being held for them pursuant to such plan. The number of shares imprinted on the proxy/directions card are the number of shares to be voted in accordance with the instructions of the ESOP participant. All shares of IES Industries Common Stock held for the account of participants in the ESOP are held of record by Stephen W. Southwick (Vice President, General Counsel & Secretary), as Trustee. All shares held in the ESOP will be voted by the Trustee in the manner indicated by the participant's proxy/directions card.

    Employees who are participants in the IES Industries Common Stock Fund of the IES Industries Employee Savings Plan (the "ESP") will receive a proxy/directions card from American Express Trust Company (the "ESP Trustee"), the holder of record for shares held in the ESP. The proxy/directions card has imprinted thereon the number of shares held for the account of each participant. The number of shares imprinted on the proxy/directions card will be voted by the ESP Trustee in accordance with the instructions of the ESP participant. Shares not voted by the participants will be voted by the ESP Trustee as the Employee Savings Plan Committee directs.

    A person giving a proxy/directions card may revoke it at any time before the shares of IES Industries Common Stock that it represents are voted. Except as provided below, any Shareholder attending the meeting may, on request, vote his or her own shares even though he or she has previously sent in a proxy. Attendance at the IES Industries Annual Meeting will not in and of itself constitute a revocation of a proxy. Because the participants in the various plans described above are not the record owners of shares held in such plans, such shares may not be voted in person at the Annual Meeting by such participants. Unless revoked, the shares of IES Industries Common Stock represented by proxy/directions cards will be voted on all matters to be acted upon at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy/directions card, such shares will be voted for the election of the nominees for director named herein.

    Directors are elected by a majority of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Except as otherwise provided in the Articles of Incorporation and the Bylaws, other items of business shall be decided by a majority vote at a meeting at which a quorum is present. Votes by proxy are voted by a proxy committee of three directors appointed by the Board of Directors. Votes are counted and certified to the Secretary by the Administrator and by inspectors of election appointed by the Administrator. Abstentions and exceptions are also counted as votes cast and certified. Broker non-votes are not voted by the proxy committee.

                              COST OF SOLICITATION

    The cost of soliciting proxies/directions for the Annual Meeting will be borne by IES Industries. Solicitation will be made primarily by mail. Officers, directors or regular employees of IES Industries may, however, solicit proxies/directions personally or by telephone or telegram without special compensation for such service. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Such firm will solicit by mail, telephone, telegram, and personal solicitation. For these services, the Company will pay a fee not in excess of $5,000 to Morrow & Co., Inc., plus reasonable out-of-pocket costs and expenses.

    IES Industries will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of stock held of record by such brokers or other persons.

                              PURPOSES OF MEETING

    The only known business to be presented at the Annual Meeting is the election of nine directors of IES Industries to serve until the next annual meeting or until their successors are duly elected and qualified. As of the date of mailing this Proxy Statement, the Board of Directors does not know of any other business to be brought before the Annual Meeting. However, the enclosed proxy/directions card authorizes the voting of such shares on all other matters that may properly come before the meeting and it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                             STOCK ENTITLED TO VOTE

    On March 17, 1997, IES Industries had 30,215,440 outstanding shares of Common Stock in which all voting rights are vested.

    Each Shareholder entitled to vote upon the subject to be acted upon at the Annual Meeting and at any and all adjournments thereof is entitled to one vote, in person or by proxy, for each share of IES Industries Common Stock registered in his or her name, at the close of business on March 17, 1997.

    Shares cannot be voted at the Annual Meeting unless the record owner is present in person or represented by proxy.

                              PROPOSED MERGER WITH
                WPL HOLDINGS, INC. AND INTERSTATE POWER COMPANY

    On November 10, 1995, the Company, WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPLH") and Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("IPC"), entered into an Agreement and Plan of Merger, as amended ("Merger Agreement"), providing for: a) IPC becoming a wholly-owned subsidiary of WPLH, and b) the merger of the Company with and into WPLH, which merger will result in the combination of the Company and WPLH as a single holding company (collectively, the "Proposed Merger"). The new holding company will be renamed Interstate Energy Corporation ("IEC") and the Company will cease to exist. The Proposed Merger has been approved by the respective Boards of Directors and shareholders. It is still subject to approval by several federal and state regulatory agencies. As of the date of this Proxy Statement, the Company anticipates that the Proposed Merger will be consummated by the end of the third quarter of 1997.

    In connection with the execution of the Merger Agreement, the Company, WPLH and IPC also entered into reciprocal option grantor/option holder stock option and trigger payment agreements (the "Stock Option Agreements") each granting the other two parties an irrevocable option ("Option") to purchase, under certain circumstances, a certain percentage of authorized but unissued shares of the respective issuer's common stock (representing up to an aggregate of 19.9% of the outstanding common stock of such issuer on November 10, 1995), at the exercise price of $26.7125 per share in the case of IES Industries Common Stock, $30.675 per share in the case of WPLH Common Stock and $28.9375 per share in the case of IPC Common Stock. The Options will generally become exercisable at any time after the Merger Agreement becomes terminable by the holder of an Option under circumstances which could entitle such holder to termination fees from the issuer of the Option under certain sections of the Merger Agreement. The conditions that would give rise to the exercise of the Company Option do not exist as of the date of this Proxy Statement.

                 PROPOSAL--NOMINATION AND ELECTION OF DIRECTORS

    Nine directors will be elected by the Shareholders at the Annual Meeting to serve until the next annual meeting or until their respective successors have been duly elected and qualified. All of the nominees have previously been elected as directors by the Shareholders. IES Industries' principal subsidiary is IES Utilities Inc. ("IES Utilities").

    In the event that any nominee should become unavailable for election, which is not now contemplated, the Board of Directors reserves discretionary authority to designate a substitute nominee. Proxies will be voted for the election of such other nominee or nominees as may be so designated by the Board of Directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                                                    YEAR FIRST
                                                                                                     ELECTED A
                         NAME AND AGE                                                                DIRECTOR
                         ----------------------------------------------------------------------  -----------------
                         C.R.S. ANDERSON, 69                                                           1978
   [PICTURE]
                         Mr. Anderson is the retired Chairman of the Board of IES Industries after serving in that position following the merger of IE Industries Inc. and Iowa Southern Inc. Prior to the
                         merger, Mr. Anderson was Chairman and President of Iowa Southern Inc., and had served in various positions at Iowa Southern Utilities Company since 1956. He is a past chairman of the Missouri Valley Electric Association and the Iowa Association of Business and
                         Industry; and a former director of IMG Bond Accumulation Fund, IMG Stock Accumulation
                         Fund, Midwest Gas Association and the Iowa Business Development Credit Corporation. Mr.
                         Anderson has been a director of IES Industries since 1991 and was first elected to the
                         Iowa Southern Utilities Company board in 1978. Mr. Anderson serves on the Executive
                         Committee and chairs the Audit Committee.
                         J. WAYNE BEVIS, 62                                                            1987
   [PICTURE]
                         Mr. Bevis is Vice Chairman of Pella Corporation, a window and door manufacturing company in Pella, Iowa. Mr. Bevis retired on December 31, 1995 as Chief Executive Officer of
                         Pella Corporation. He has served in various positions at Pella Corporation since 1973 and has been a director of Pella Corporation since 1975. Mr. Bevis has been a director of IES
                         Industries since 1991 and was first elected to the IE Industries Inc. board in 1987. Mr.
                         Bevis serves on the Audit and the Compensation Committees.
                         LEE LIU, 63                                                                   1981
   [PICTURE]
                         Mr. Liu is Chairman of the Board & Chief Executive Officer of the Company and is Chairman
                         of the Board & Chief Executive Officer of IES Utilities. Mr. Liu has held a number of professional, management and executive positions since joining Iowa Electric Light and
                         Power Company, now known as IES Utilities, in 1957. He is a director of: HON Industries
                         Inc., an office equipment manufacturer in Muscatine, Iowa; McLeod, Inc., a telecommunications company in Cedar Rapids, Iowa; Principal Financial Group, an insurance company in Des Moines, Iowa; and Eastman Chemical Company, a diversified chemical company in Kingsport, Tennessee. He also serves as a trustee for Mercy Medical Center, a hospital in Cedar Rapids, Iowa and is a member of the Iowa Business Council and the University of
                         Iowa College of Business Board of Visitors. Mr. Liu has been a director of the Company since 1991 and was first elected to the board of Iowa Electric Light and Power Company in
                         1981. Mr. Liu chairs the Executive Committee and serves on the Nominating Committee.

                                                                                                    YEAR FIRST
                                                                                                     ELECTED A
                         NAME AND AGE                                                                DIRECTOR
                         ----------------------------------------------------------------------  -----------------
                         JACK R. NEWMAN, 63                                                            1994
   [PICTURE]
                         Mr. Newman has been a Partner of Morgan, Lewis & Bockius, an international law firm based in Washington, D.C., specializing in energy matters since December 1, 1994. Mr. Newman has been engaged in private practice since 1967 and was previously a partner in the law firms Newman & Holtzinger and Newman, Bouknight & Edgar. He has served as nuclear legal counsel to the Company since 1968. Prior to 1967, Mr. Newman served as Secretary and
                         General Counsel of the Nuclear Materials and Equipment Corporation and as Staff Counsel
                         to the Joint Congressional Committee on Atomic Energy. He advises a number of utility companies on nuclear power matters, including many European and Asian companies. Mr.
                         Newman is a member of the Bar of the State of New York, the Bar Association of the
                         District of Columbia, the Association of the Bar of the City of New York, the Federal Bar
                         Association and the Lawyers Committee of the Edison Electric Institute. He was first appointed to the board of the Company in August 1994. Mr. Newman serves on the Audit and
                         Compensation Committees.
                         ROBERT D. RAY, 68                                                             1987
   [PICTURE]
                         Mr. Ray retired on December 31, 1996 as President and Chief Executive Officer of IASD
                         Health Services Inc. (formerly Blue Cross and Blue Shield of Iowa, Western Iowa and South
                         Dakota), an insurance firm in Des Moines, Iowa. From 1983 until 1989 he was President and
                         Chief Executive Officer of Life Investors, Inc., an insurance firm in Cedar Rapids, Iowa.
                         Mr. Ray served as Governor of the State of Iowa for fourteen years, and was the United
                         States Delegate to the United Nations in 1984. He is a director of the Maytag Company, an appliance manufacturer in Newton, Iowa. He also serves as Chairman of the National
                         Leadership Commission on Health Care Reform and the National Advisory Committee on Rural
                         Health Care. Mr. Ray is Chairman of the Board of Governors, Drake University, Des Moines,
                         Iowa, and a member of the Iowa Business Council. He has been a director of the Company since 1991 and was first elected to the IE Industries Inc. board in 1987. Mr. Ray serves on the Audit and Nominating Committees.
                         DAVID Q. REED, 65                                                             1967
   [PICTURE]
                         Mr. Reed is an independent practitioner of law in Kansas City, Missouri. Mr. Reed has been engaged in the private practice of law since 1960. From 1972 until 1988, he was a senior member of the firm of Kodas, Reed & McFadden, P.C. in Kansas City, Missouri. Mr.
                         Reed is a member of the American Bar Association, the Association of Trial Lawyers of
                         America, the Missouri Association of Trial Lawyers, the Missouri Bar and the Kansas City
                         Metropolitan Bar Association. He served in the Missouri General Assembly from 1972 until
                         1974. Mr. Reed has been a director of the Company since 1991 and was first elected to the
                         Iowa Electric Light and Power Company board in 1967. Mr. Reed serves on the Executive
                         Committee and chairs the Nominating Committee.

                                                                                                    YEAR FIRST
                                                                                                     ELECTED A
                         NAME AND AGE                                                                DIRECTOR
                         ----------------------------------------------------------------------  -----------------
                         HENRY ROYER, 65                                                               1984
   [PICTURE]
                         Mr. Royer has been President and Chief Executive Officer of River City Bank in
                         Sacramento, California since August 1994. He served as Chairman of the Board and
                         President of Firstar Bank of Cedar Rapids, N.A. from 1983 until 1994. Mr. Royer is a director of CRST, Inc., a trucking company in Cedar Rapids, Iowa, a trustee of Berthel
                         Investment Trust and has served on numerous Cedar Rapids community organization boards.
                         He has been a director of the Company since 1991 and was first elected to the board of
                         Iowa Electric Light and Power Company in 1984. Mr. Royer serves on the Executive
                         Committee and chairs the Compensation Committee.
                         ROBERT W. SCHLUTZ, 61                                                         1989
   [PICTURE]
                         Mr. Schlutz is President of Schlutz Enterprises, a diversified farming and retailing business in Columbus Junction, Iowa. He is a director of PM Agri-Nutritional Group Inc., an animal health business, in St. Louis, Missouri and the Iowa Foundation for
                         Agricultural Advancement. Mr. Schlutz is President of the Iowa State Fair Board and a
                         member of various community organizations. He also served on the National Advisory
                         Council for the Kentucky Fried Chicken Corporation. He is a past chairman of the
                         Environmental Protection Commission for the State of Iowa. Mr. Schlutz has been a director of the Company since 1991 and was first elected to the Iowa Southern Inc. board in 1989. Mr. Schlutz serves on the Audit and Nominating Committees.
                         ANTHONY R. WEILER, 60                                                         1979
   [PICTURE]
                         Mr. Weiler is Senior Vice President, Merchandising, for Heilig-Meyers Company, a national furniture retailer in Richmond, Virginia. Mr. Weiler was previously Chairman and Chief
                         Executive Officer of Chittenden & Eastman Company, a national manufacturer of mattresses in Burlington, Iowa. He was with Chittenden & Eastman from 1960 until 1995, and held various management positions. Mr. Weiler is Chairman of the National Home Furnishings
                         Association and a director of the Retail Home Furnishings Foundation. He is a trustee of
                         NHFA Insurance and a past director of the Burlington Area Development Corporation, the
                         Burlington Area Chamber of Commerce and various community organizations. Mr. Weiler has been a director of the Company since 1991 and was first elected to the Iowa Southern
                         Utilities Company board in 1979. Mr. Weiler serves on the Nominating and the Compensation
                         Committees.

    Except as otherwise noted, all nominees have served in their current positions for five years or more as of the date of this proxy. All other information is as of January 1, 1997. All nominees are also the current directors of IES Utilities.

                            ------------------------

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF ALL NOMINEES.

                    SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    Set forth below is certain information with respect to beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding Common Stock of the Company:

                                                                AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP   PERCENT OF
NAME OF BENEFICIAL OWNER                                                (1)             CLASS (1)
-------------------------------------------------------------  ----------------------  -----------
WPL Holdings, Inc............................................          5,861,115            16.3%
Interstate Power Company.....................................          5,861,115            16.3%

------------------------

(1) By reason of the Stock Option Agreements, executed concurrently with the Merger Agreement, each of WPLH and IPC may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subject to their respective options from the Company and, accordingly, each of WPLH and IPC may be deemed to beneficially own all of such shares (assuming exercise of its option and the nontriggering of the other party's right to exercise its option for Common Stock). However, each of WPLH and IPC expressly disclaim any beneficial ownership of such shares because such options are exercisable only in certain circumstances.

                        SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below is certain information with respect to beneficial ownership of the Common Stock of the Company as of February 1, 1997, by each current director and nominee for director, certain executive officers and by all directors and executive officers of the Company as a group:

                                                                AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP   PERCENT OF
NAME OF BENEFICIAL OWNER                                                (1)             CLASS (1)
-------------------------------------------------------------  ----------------------  -----------
C.R.S. Anderson..............................................             20,000            *
J. Wayne Bevis...............................................              1,500            *
John F. Franz, Jr............................................             14,613            *
James E. Hoffman.............................................              5,268            *
Lee Liu......................................................             41,476            *
Jack R. Newman...............................................              1,000            *
Robert D. Ray................................................              2,500            *
David Q. Reed................................................              5,002            *
Harold W. Rehrauer...........................................              7,904            *
Henry Royer..................................................              6,257            *
Robert W. Schlutz............................................              2,490            *
Philip D. Ward...............................................              7,458            *
Anthony R. Weiler............................................              3,648            *
All Executive Officers and Directors of the Company and IES
 Utilities as a group (20 persons)...........................            162,596            *

------------------------

 *  Less than one percent of the total outstanding shares of Company Common
    Stock.

(1) Includes ownership of shares by family members even though beneficial ownership of such shares may be disclaimed.

                               OTHER TRANSACTIONS

    The Company has a contract with IASD Health Services Inc. ("IASD"), for administration of its employee health insurance plan, as it has for many prior years. In 1996, the Company paid $265,361 to IASD for such services. The Company also contracted with IASD for administration of its dental insurance plan and paid $60,491 to IASD for those services in 1996. As previously stated, Mr. Ray retired on December 31, 1996 as President and Chief Executive Officer of IASD.

              FUNCTIONING OF THE BOARD OF DIRECTORS AND COMMITTEES

    IES Industries' Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee.

    The current members of the Executive Committee are Lee Liu, Chairman; C.R.S. Anderson; David Q. Reed and Henry Royer. The current members served on this Committee during 1996. The Committee met four times during 1996. It is empowered with all of the authority vested in the IES Industries Board, subject to certain limitations, and may act when the IES Industries Board is not in session.

    Current members of the Audit Committee are C.R.S. Anderson, Chairman; J. Wayne Bevis; Jack R. Newman; Robert D. Ray and Robert W. Schlutz. Mr. Newman was appointed to the Committee on September 5, 1996. All other current members served on this Committee during 1996. The Committee met twice during 1996. The principal functions of the Committee are to review IES Industries' internal audit activities, including reviews of the internal control procedures; to oversee the corporate compliance process; to recommend to the IES Industries Board an independent public accounting firm to be IES Industries' auditors; and to approve the audit arrangements and audit results. Both the internal and independent auditors have direct and independent access to the Audit Committee.

    Current members of the Nominating Committee are David Q. Reed, Chairman; Lee Liu; Robert D. Ray; Robert W. Schlutz and Anthony R. Weiler. Mr. Schlutz was appointed to the Committee on September 5, 1996. All other current members served on this Committee during 1996. The Committee met once during 1996. Its principal function is to review and recommend to the IES Industries Board nominees to serve on the Board and its committees. While there are no formal procedures, the Committee considers nominees brought to its attention by other members of the IES Industries Board, members of management and Shareholders.

    Current members of the Compensation Committee are Henry Royer, Chairman; J. Wayne Bevis; Jack R. Newman and Anthony R. Weiler. Mssrs. Bevis and Weiler were appointed to the Committee on April 12, 1996. All other current members served on this Committee during 1996. Former Director Dr. George Daly served on the Compensation Committee until his resignation from the Board on April 3, 1996. Former Director G. Sharp Lannom, IV was a member of the Compensation Committee until his resignation from the Board on April 12, 1996. The Committee met three times during 1996. The principal functions of the committee are to review and make recommendations to the IES Industries Board on the salaries and other compensation and benefits of the elected officers of IES Industries and its subsidiaries, and to review and administer incentive compensation or similar plans for officers and other key employees of IES Industries and its subsidiaries. The report of the Compensation Committee is included later in this Proxy Statement.

    IES Industries Board met ten times in 1996. The various committees of the Board met an aggregate of ten times. All of the directors attended 75% or more of these meetings.

                           COMPENSATION OF DIRECTORS

    In 1996, non-employee directors of the Company received fees of $12,000 per year, 300 shares of common stock of the Company plus $700 per Board meeting or Committee meeting attended. If a Committee meeting is the same day as a meeting of the Board of Directors as a whole or if a Committee meeting is by telephone conference, each participating non-employee director receives $350, one-half the regular Committee meeting fee. In addition, non-employee directors serving as chairman of a Committee receive an annual fee of $1,500 for serving in such capacity. Directors who are officers do not receive any fees for attendance at Board meetings or meetings of Committees of which they are members. Retired Director G. Sharp Lannom, IV, received $1,400 in meeting fees in 1996 for meetings attended prior to his retirement. In addition, in 1996, non-employee members of the Board each received a special award of 700 shares of Company Common Stock in recognition of the Board's extraordinary efforts on behalf of the Company.

    Under the Director Retirement Plan, the Company provides a retirement or death benefit to directors, including directors who are employees of the Company, in an amount equal to 80% of the annual directors' fee. Such amount is payable annually, based upon length of service, to directors who have served at least four years, for a maximum period of eight years. Retired Directors Robert
F. Brewer and Dr. Salomon Levy each received payments of $8,000 and retired Directors Dr. George Daly and G. Sharp Lannom, IV, each received payments of $9,600 under the Director Retirement Plan in 1996.

    Director Jack R. Newman has served as nuclear legal counsel to the Company since 1968. Mr. Newman's firm, Morgan, Lewis & Bockius, was paid $167,684 for nuclear legal services provided to the Company in 1996. Morgan, Lewis & Bockius also provided merger related legal services for the Company, WPLH and IPC, a portion of which was paid by the Company according to the terms of the Merger Agreement. The Company paid $445,762 in 1996 to Morgan, Lewis & Bockius for merger related, international and other legal services.

    The Company makes available to members of the Board of Directors a business travel accident insurance policy at an annual cost to the Company of $10 per director. No director received any payments under such policy in 1996.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Under the supervision of the Compensation Committee of the Board of Directors, IES Industries has implemented compensation practices intended to enhance the performance of the Company and increase its value to all Shareholders. In order to provide information on current and future practices of the Company, the Compensation Committee has furnished the following report on executive compensation.

    COMPENSATION PHILOSOPHY

    The Compensation Committee has devoted substantial attention to the philosophy of IES Industries' compensation. This philosophy is intended to provide guiding principles for the future and is embodied in four primary objectives:

    1. To provide incentives based on value delivered to IES Industries' Shareholders and customers.

    2.  To clearly link individual executive pay actions to performance.

    3   To maintain a system of rewards that is structured competitively with industry standards.

    4.  To attract, motivate and retain executives of the highest quality.

    The most important performance yardstick in our compensation program is our ability to deliver value to Shareholders through appreciation in share price and payment of dividends. On an ongoing basis, the Committee will test and refine the compensation program to ensure a high correlation between the level of compensation and the return to Shareholders. Achieving desirable Shareholder returns over a sustained period of time requires management's attention to a number of financial and non-financial strategic elements which enable us to focus on the current and long-term requirements of the customer. OUR COMPENSATION PROGRAM, THEREFORE, FOCUSES EXECUTIVES ON ACTIONS THAT DIRECTLY IMPACT SHAREHOLDER RETURN IN THE SHORT- AND LONG-TERM AND BY PROVIDING SERVICE TO OUR CUSTOMERS.

    The Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. While using multiple sources, we rely on data from a utility industry peer group of companies (as listed in the Performance Graph below) to assess IES Industries' relative performance and compensation levels. Peer companies were selected by meeting multiple criteria including revenue size, sources of revenue, geographic location, markets served, and comparable operations. Consistent with our objectives, the Committee will position its executives' total compensation target levels at the median of this peer group of companies. The total compensation target levels for the last fiscal year for the Chief Executive Officer and Executive Officers in general were consistent with said policy. Annual executive total compensation will fall below, at, or above the median depending on individual and company performance.

    IES Industries' executive compensation program has three components--base salary, annual incentives and long-term incentives. The target mix of total compensation for executives will be an approximate range of 50% to 75% base salary and the remainder of 25% to 50% in the combined total of short- and long-term incentives. The calculations for the short- and long-term incentive awards for the Chief Executive Officer and the Executive Officers in general are described later in this report. Furthermore, the Committee believes this mix, while more variable than industry-wide practices, serves to send a clear message to IES Industries' executives that performance directly governs pay.

    The Committee strongly believes that incentive compensation should only be awarded with commensurate performance. We have approved compensation plans which include high threshold (minimum) levels of performance to ensure that incentives are paid only when truly earned.

    DESCRIPTION OF COMPENSATION PROGRAMS

    The following text briefly describes the role of each element of compensation.

    BASE SALARY. Base salary will be at levels sufficient to attract and retain qualified executives. Aggregate base salary increases are intended to parallel increases in the pay levels of the utility industry as a whole. Individual executive salary increases will reflect the individual's level of performance, current position within salary range, and utility industry trends.

    ANNUAL INCENTIVE. IES Industries' executive annual incentive plan serves to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to Shareholders and minimize cost to the Company's customers. The formula for annual incentive awards recognizes operational and financial goals of significance to IES Industries and is based on IES Industries' achievement of Earnings Per Share ("EPS") versus a predetermined target and a Cost to the Customer per Kwh ("CCK") measure versus a peer group cost target, along with the achievement of individual objectives. The criteria for the annual incentive plan is reviewed prior to the beginning of a new fiscal year. Payments are made based on corporate and individual performance versus target, with an emphasis on CORPORATE over INDIVIDUAL.

    For the 1996 fiscal year, this plan had various incentive levels with target award opportunities ranging from 12% to 35% of base salary. Awards based on the target criteria of EPS and CCK measure could range between 0% and 150% of the target incentive level, with adjustments for individual performance. The adjusted EPS for 1996 was $2.30 and the CCK measure was 127.69. This corporate performance for 1996 based on the predetermined financial and operational goals provided, in general, 125% of the target incentive level with adjustments for individual considerations. Based on his individual performance, John F. Franz, Jr., was granted an additional $12,423. There were no other adjustments for individual performance for Executive Officers listed in this Proxy Statement. Thus, the calculation for an individual who had an opportunity to earn 12% of base salary would be base salary x 12% x 125%. The results of this plan for the Chief Executive Officer and the Executive Officers appear in this Proxy Statement.

    LONG-TERM INCENTIVES. The Company's current long-term incentive plan serves to reward executive performance in successfully executing the long-term business strategy and building Shareholder value. The plan allows for the awarding of nonqualified stock options, stock appreciation rights, restricted stock and performance units payable in cash or stock.

    The performance criteria for the long-term incentive plan for fiscal years 1994, 1995 and 1996 include total return to shareholders versus the peer group (35%), earnings growth versus three-year growth rates (35%) and team/individual performance (30%). Each performance criteria could range between 0% and 125% of the target incentive levels. For the 1994, 1995 and 1996 fiscal years, this plan had various incentive levels with target award opportunities ranging from 26% to 65% of base salary.

    Any awards to be made under the long-term incentive plan for 1996 performance will be determined in May 1997 and will be reported in the Company's next Proxy Statement.

    COMPENSATION ADMINISTRATION. The Committee follows an annual cycle to administer each of the three components of executive compensation. The integrity of our compensation program relies on a rigorous, annual performance evaluation process. Moreover, the Committee's evaluation process includes the use of outside consultants in order to assure it has the best possible information and an objective approach to the administration of compensation programs.

    DISCUSSION OF CEO PAY. Consistent with the compensation philosophy, the Committee managed the CEO's total compensation during 1996 based on the overall performance of IES Industries and on relative levels of compensation for Chief Executive Officers in the utility industry.

    The Committee took the following 1996 compensation actions for the Chief Executive Officer:

    1. BASE SALARY AT $400,000. Based on Mr. Liu's performance in 1995 and 1996, the Committee elected to increase his base salary to $400,000. Mr. Liu's base salary for 1996 was based on the corporate policies for executive compensation rather than his "Employment Agreement."

    2. PROVIDED A CASH INCENTIVE IN 1997 OF $175,000 BASED ON 1996 PERFORMANCE. Mr. Liu's annual incentive target is 35% of base salary, which represents a more variable approach than industry practices and is based on the formula for annual incentive awards as set forth in the above "Annual Incentive" section. The formula for performance in 1996 provided 125% of the target incentive with no individual consideration. Thus, Mr. Liu's award was calculated by multiplying his base salary x 35% x 125%.

    3. RESTRICTION WAIVED ON 15,000 SHARES OF COMMON STOCK. Mr. Liu was previously granted restricted stock under the Company's Long-Term incentive Plan which was to be awarded to Mr. Liu upon his retirement in the amounts of 4,000 shares on December 21, 1992; 4,000 shares on June 1, 1993; 3,000 shares on June 1, 1994 and 4,000 shares on December 8, 1995. The Committee approved waiving the restrictions on the previously granted restricted stock on January 2, 1997, rather than at Mr. Liu's retirement.

    The Committee is aware of the limitations the current tax regulations have placed on the tax deductibility of compensation in excess of $1 million which is earned in any year by an executive officer. Currently none of the executive officers has earned compensation subject to such limitations. The Committee will continue to monitor developments in this area.

March 27, 1997

COMPENSATION COMMITTEE

Henry Royer, Chair  J. Wayne Bevis

Jack R. Newman      Anthony R. Weiler

                             EXECUTIVE COMPENSATION

    The following table shows, for the fiscal years ending December 31, 1994-1996, the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and to each of the four most highly compensated Executive Officers of the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                     ANNUAL COMPENSATION                RESTRICTED
          NAME AND PRINCIPAL             --------------------------------------------      STOCK         ALL OTHER
              POSITION(1)                  YEAR      SALARY    BONUS(2)    OTHER(3)      AWARDS(4)    COMPENSATION(5)
---------------------------------------  ---------  ---------  ---------  -----------  -------------  ----------------
Lee Liu                                       1996  $ 380,000  $ 175,000   $   2,578         *           $   13,956
 Chairman of the Board                        1995    340,000    142,800       1,588    $   176,645          13,507
 & Chief Executive Officer                    1994    324,375    161,798       1,114        298,127          13,604

James E. Hoffman                              1996    226,467     58,050      --             *                  823
 Executive Vice President                     1995     89,583    206,500      51,523        143,125             324

John F. Franz, Jr.                            1996    155,083     40,000       1,028         *                5,338
 Vice President                               1995    144,050     25,213         418         41,993           4,893
                                              1994    127,379     30,062          57        257,473           4,393

Harold W. Rehrauer                            1996    129,667     23,625       1,056         *                4,374
 Vice President                               1995    119,000     19,992         677         24,732           4,030
                                              1994    112,580     22,652         323         26,336           4,162

Philip D. Ward                                1996    126,343     22,750         466         *                4,287
 Vice President                               1995    119,030     19,997         386         24,732           4,058
                                              1994    115,486     22,657         278         26,336           3,789

--------------------------

 * The grants of restricted stock pursuant to the long-term incentive plan for the 1996 plan year have not been determined as of the date of this Proxy Statement. See footnote (4) below for a discussion of restricted stock awards.

(1) Mssrs. Franz, Rehrauer and Ward are not officers of the Company, but are officers of IES Utilities. Mr. Hoffman commenced employment with IES Utilities effective August 1, 1995. Effective November 6, 1996, Mr. Hoffman was also appointed Executive Vice President of the Company.

(2) The amounts listed represent plan year awards pursuant to the Management Incentive Compensation Plan, the Company's annual incentive plan, with cash payment made in the subsequent calendar year. The amount reported as bonus for Mr. Hoffman in 1995 also includes a one-time payment of $185,000 when he commenced employment with IES Utilities.

(3) The 1996 amounts shown as Other Annual Compensation represent the earnings for the Key Employee Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code. Also included in 1995 are relocation and moving expenses for Mr. Hoffman in the amount of $51,523.

(4) The awards of restricted stock have been made on June 1st since 1988, with one-third of the award being restricted for one year, one-third being restricted for two years and one-third being restricted for three years. The shares of restricted stock reflected in this table subject to such three-year vesting schedule for Messrs. Liu, Franz, Rehrauer and Ward are as follows: Mr. Liu--6,171 shares in 1995 and 8,315 shares in 1994; Mr. Franz--1,467 shares in 1995 and 1,380 shares in 1994; Mr. Rehrauer--864 shares in 1995 and 1,164 shares in 1994; and Mr. Ward--864 shares in 1995 and 1,164 shares in 1994. In addition, in June 1994, Mr. Liu received a grant of 3,000 shares, and in December 1995, Mr. Liu received a grant of 4,000 shares;

    the restrictions on all of these shares lapsed on January 2, 1997. In June 1995, Mr. Franz received a grant of 10,000 shares. The restrictions on 1,000 shares will lapse each year beginning in June 1996 with the restrictions on the remainder lapsing at retirement but not prior to Mr. Franz becoming age
    60. On May 31, 1996, Mr. Hoffman received a grant of 5,000 shares as set forth in his employment letter. These shares are in lieu of any award for 1995 under the long-term incentive plan but they have the same restrictions as if awarded under the plan. Restricted stock is considered outstanding upon award date and dividends are paid to the eligible officers on these shares while restricted. The amounts shown in the table above represent the value of the awards based upon closing price of IES Industries Common Stock on the award date. The award date is in the calendar year following the plan year. At December 31, 1996, the listed officers had restricted stock for which restrictions had not lapsed (based upon the December 31, 1996 closing price of IES Industries Common Stock) as follows:

                                                                          SHARES      VALUE
                                                                         ---------  ---------
Lee Liu                                                                     28,604  $ 854,545
James E. Hoffman                                                             5,000    149,375
John F. Franz, Jr.                                                          12,735    380,458
Harold W. Rehrauer                                                           1,852     55,329
Philip D. Ward                                                               1,875     56,016

    No stock options or stock appreciation rights have been awarded to the executive officers listed above.

(5) Amounts shown for 1996 represent: (a) contributions by the Company to the applicable employee savings plan in the following amounts: Mr. Liu--$4,685, Mr. Franz--$2,989, Mr. Rehrauer--$2,487 and Mr. Ward--$2,454; and (b) amount included in W-2 earnings for life insurance coverage in excess of $50,000 in the following amounts: Mr. Liu--$9,271, Mr. Hoffman--$823, Mr. Franz--$2,349, Mr. Rehrauer--$1,887 and Mr. Ward--$1,833.

                               PERFORMANCE GRAPH

    The graph below compares the total return to Shareholders of IES Industries versus that for the S&P 500 and IES Industries' peer group. Peer companies were identified based on revenue size, sources of revenue, geographic location, markets served and comparable operations. The following 17 companies comprise IES Industries' peer group:

CIPSCO Inc.                          MDU Resources Group, Inc.
CILCORP Inc.                         MidAmerican Energy Company
DPL Inc.                             Minnesota Power and Light Company
IPALCO Enterprises Inc.              Southwestern Public Service
                                      Company
Illinois Power Company               UtiliCorp United Inc.
Interstate Power Co.                 WPL Holdings, Inc.
KU Energy Corp.                      Wisconsin Energy Corporation
Kansas City Power and Light Company  Wisconsin Public Service
                                      Corporation
LG&E Energy Corp.

                              IES INDUSTRIES INC.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   VALUE OF $100 INVESTED
          12/31/91
                                   IES Industries
Year End                                     Inc.   Peer Group Index    S&P 500
1991                                      $100.00            $100.00    $100.00
1992                                      $116.47            $107.72    $107.60
1993                                      $131.84            $117.16    $118.47
1994                                      $115.32            $111.93    $120.01
1995                                      $131.55            $143.21    $165.13
1996                                      $159.13            $148.60    $203.11

    The Company and Peer Group Index total returns include dividends compounded quarterly.

                                                    1991       1992       1993       1994       1995       1996
                                                  ---------  ---------  ---------  ---------  ---------  ---------
IES Industries Inc..............................  $  100.00  $  116.47  $  131.84  $  115.32  $  131.55  $  159.13
Peer Group Index................................  $  100.00  $  107.72  $  117.16  $  111.93  $  143.21  $  148.60
S&P 500.........................................  $  100.00  $  107.60  $  118.47  $  120.01  $  165.13  $  203.11

    Total returns for each peer company were determined in accordance with the Securities and Exchange Commission regulations, I.E. weighted according to each company's stock market capitalization.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Bevis, Newman, Royer and Weiler served as members of the Compensation Committee during 1996. None of the members of the Compensation Committee are or were officers or employees of the Company or its subsidiaries.

                              IES INDUSTRIES PLANS

    IES Industries Pension Plans: IES Industries, IES Utilities and the Cedar Rapids and Iowa City Railway Company have non-contributory retirement plans covering employees who have at least one year of accredited service. Directors who are not officers do not participate in the plans. Maximum annual benefits payable at age 65 to participants who retire at age 65, calculated on the basis of straight life annuity, are illustrated in the following table:

                               PENSION PLAN TABLE

        AVERAGE OF HIGHEST ANNUAL           ESTIMATED MAXIMUM ANNUAL RETIREMENT BENEFITS BASED ON
          SALARY (REMUNERATION)                                 SERVICE YEARS
            FOR 3 CONSECUTIVE               -----------------------------------------------------
           YEARS OF THE LAST 10                15         20         25         30         35
------------------------------------------  ---------  ---------  ---------  ---------  ---------
                 125,000                       26,994     35,993     44,991     53,989     62,987
                 150,000                       32,807     43,742     54,678     65,614     76,549
                 175,000                       36,427     48,871     61,315     73,759     86,203
                 200,000                       40,927     55,246     69,565     83,884     98,203
                 225,000                       45,427     61,621     77,815     94,009    110,203
                 250,000                       46,142     62,634     79,126     95,618    112,110
                 300,000                       46,142     62,634     79,126     95,618    112,110
                 400,000                       46,142     62,634     79,126     95,618    112,110
                 450,000                       46,142     62,634     79,126     95,618    112,110
                 500,000                       46,142     62,634     79,126     95,618    112,110

    For 1996, $120,000 was the maximum benefits allowable under the retirement plans prescribed by Section 415 of the Internal Revenue Code.

    With respect to the officers named in the Summary Compensation Table, the remuneration for retirement plan purposes would be substantially the same as that shown as "Salary." As of December 31, 1996, the officers had accredited years of service for the retirement plan as follows: Lee Liu, 39 years; James E. Hoffman, 1 year; John F. Franz, Jr., 5 years; Harold W. Rehrauer, 24 years and Philip D. Ward, 23 years.

    SUPPLEMENTAL RETIREMENT PLANS: IES Industries has a non-qualified Supplemental Retirement Plan for eligible officers of IES Industries and IES Utilities, including Messrs. Liu, Hoffman, Franz, Rehrauer and Ward. The plan provides for payment of supplemental retirement benefits equal to 69% of the officer's base salary in effect at the date of retirement, reduced by benefits receivable under the qualified retirement plan, for a period not to exceed 18 years following the date of retirement. In the event of the death of the officer following retirement, similar payments reduced by the joint and survivor annuity of the qualified retirement plan will be made to his or her designated beneficiary (surviving spouse or dependent children), if any, for a period not to exceed 12 years from the date of the officer's retirement. Thus, if an officer died 12 years after retirement, no payment to the beneficiary would be made. Death benefits are provided on the same basis to a designated beneficiary for a period not to exceed 12 years from the date of death should the officer die prior to retirement. The Supplemental Retirement Plan further provides that if, at the time of the death of an officer, the officer is entitled to receive, is receiving, or has received supplemental retirement benefits by virtue of having taken retirement, a death benefit shall be paid to the officer's designated beneficiary or to the officer's estate in an amount equal to 100% of the officer's annual salary in effect at the date of retirement. Under certain circumstances, an officer who takes early retirement will be entitled to reduced benefits under the Supplemental Retirement Plan. The Supplemental Retirement Plan also provides for benefits in the event an officer becomes disabled under the terms of the qualified retirement plan. IES Industries has purchased life insurance on the participants sufficient in amount to finance actuarially all of its future liabilities under the Supplemental Retirement Plan and IES Industries is the owner and beneficiary of all such life insurance. The Supplemental Retirement Plan has been designed so that if the assumptions made as to mortality, experience, policy dividends, tax credits and other factors are realized, IES Industries will fully recover all of its premium payments over the life of the Supplemental Retirement Plan.

    The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 69% of the officer's base salary in effect at the date of retirement:

                              IES INDUSTRIES INC.
                     SUPPLEMENTAL RETIREMENT PLAN PAYMENTS
                                69% SRP BENEFIT

                                                           SERVICE YEARS
                                       -----------------------------------------------------
         FIRST ANNUAL SALARY              15         20         25         30         35
-------------------------------------  ---------  ---------  ---------  ---------  ---------
               125,000                    59,256     50,258     41,259     32,261     23,263
               150,000                    70,693     59,758     48,822     37,886     26,951
               175,000                    84,323     71,879     59,435     46,991     34,547
               200,000                    97,073     82,754     68,435     54,116     39,797
               225,000                   109,823     93,629     77,435     61,241     45,047
               250,000                   126,358    109,866     93,374     76,882     60,390
               300,000                   160,858    144,366    127,874    111,382     94,890
               400,000                   229,858    213,366    196,874    180,382    163,890
               450,000                   264,358    247,866    231,374    214,882    198,390
               500,000                   298,858    282,366    265,874    249,382    232,890

    Mr. Liu has elected to continue under the supplemental retirement agreement previously provided to him by the Company with provisions for payment of benefits equal to 75% of the officer's base salary, for a period not to exceed 15 years following the date of retirement, and payment to the surviving spouse or dependent children for a period not to exceed 15 years following the date of retirement.

    The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 75% of the officer's base salary in effect at the date of retirement:

                              IES INDUSTRIES INC.
                     SUPPLEMENTAL RETIREMENT PLAN PAYMENTS
                                75% SRP BENEFIT

                                                           SERVICE YEARS
                                       -----------------------------------------------------
         FINAL ANNUAL SALARY              15         20         25         30         35
-------------------------------------  ---------  ---------  ---------  ---------  ---------
               125,000                    66,756     57,758     48,759     39,761     30,763
               150,000                    79,693     68,758     57,822     46,886     35,951
               175,000                    94,823     82,379     69,935     57,491     45,047
               200,000                   109,073     94,754     80,435     66,116     51,797
               225,000                   123,323    107,129     90,935     74,741     58,547
               250,000                   141,358    124,866    108,374     91,882     75,390
               300,000                   178,858    162,366    145,874    129,382    112,890
               400,000                   253,858    237,366    220,874    204,382    187,890
               450,000                   291,358    274,866    258,374    241,882    225,390
               500,000                   328,858    212,366    295,874    279,382    262,890

    EXECUTIVE GUARANTY PLAN: The Company's Board has approved an Executive Guaranty Plan (the "Guaranty Plan") for officers of the Company and its principal subsidiary, IES Utilities. The purpose of the Guaranty Plan is to promote flexibility in financial planning of participating officers and to provide an inducement to new officers in order to retain and attract the best possible executive management team. Under the Guaranty Plan, IES Industries guarantees loans within defined limits, based on salary level and years of service made to participating officers for various specified purposes, including real estate acquisitions and purchases of IES Industries Common Stock. As of December 31, 1996, a guarantee of $70,527 was outstanding for Mr. Liu.

    EXECUTIVE CHANGE OF CONTROL AGREEMENTS: The Company has severance agreements with fourteen of its executives, including Messrs. Liu, Hoffman, Franz, Rehrauer and Ward. The severance agreements run for terms of one year (three years in the case of Mr. Liu), subject to automatic renewal unless either party gives notice of non-renewal to the other party at least 60 days prior to the annual renewal date. Each agreement provides for salary continuation and certain other benefits in the event the covered executive is terminated within a three-year period following a change of control of the Company. For these purposes, a change of control is as described in IES Industries Restated Articles of Incorporation and, in addition, will be deemed to have occurred, if following a merger, consolidation or reorganization, the owners of the capital stock entitled to vote in the election of directors of the Company prior to the transaction own less than 75% of the resulting entity's voting stock or during any period of two consecutive years, individuals who, at the beginning of such period constitute the Board of Directors of the parent company, cease for any reason to constitute at least a majority of the Board of Directors of any successor organization. Accordingly, the Proposed Merger will constitute a change of control for purposes of each of the Company severance agreements. Specifically, the agreements provide that following termination of a covered executive's employment except for just cause, death, retirement, disability or voluntary resignation (other than resignation for "good cause"), the executive's salary will be continued, at a level equal to his/her salary just prior to termination for a period ranging from eighteen to thirty-six months (depending upon the executive involved and, in certain cases, his/her length of service). Additionally, certain benefits will be continued during the applicable severance period, including life and health insurance, and the executive will continue to receive annual incentive award payments equal to the average annual incentive awards paid to executives of the same or comparable designation during the three years prior to the change of control. In the event the executive dies during the severance period, the salary and benefit payments described above shall be payable during the remainder of the term to the executive's surviving spouse or his/her estate. The executive will also become immediately vested and entitled to receive awards of restricted stock or other rights granted to the executive under the IES Industries Long-Term Incentive Plan. With respect to a covered executive who is age 56 or older at the time of the change of control or under age 56 and has ten or more full years of service with the Company at the time of the Change of Control, the severance agreement further provides that the change of control will cause the executive to become fully vested in his/her Supplemental Retirement Plan benefit, and that if the executive is terminated within three years following the change of control, he/she will be able to commence his/her Supplemental Retirement Plan benefit payments on the earlier of the date he/she attains age 65 or the date salary continuation payments cease under his/her severance agreement. Certain amendments were made to the existing severance agreements in 1996. The amendments to the severance agreement for Mr. Liu provide, among other things, that during the applicable severance period Mr. Liu will be entitled to receive payments equal to the average value of both the long-term and the annual incentive awards received by executives of the same or comparable designation during the three years prior to the change of control. In addition, the amendments for all covered executives provide reimbursement, in an amount not to exceed 15% of the executive's base salary, for outplacement services and legal fees incurred by the executive in connection with his termination, and also provide severance benefits in the event of certain employment terminations within 180 days prior to a change of control.

    The provisions of the severance agreement covering Mr. Liu have been incorporated into the employment agreement to be executed between Mr. Liu and Interstate Energy Corporation in connection with the Proposed Merger ("Merger Employment Agreement"). After the effective time of the Proposed Merger, Mr. Liu's Merger Employment Agreement will supersede his existing severance agreement.

    The Company believes that these agreements enable the Company to employ key executives who can approach major business decisions objectively and without concern for their personal situations.

                              EMPLOYMENT AGREEMENT

    IE Industries Inc. and Iowa Electric Light and Power Company, the predecessor companies of the Company and IES Utilities, entered into an employment agreement ("Employment Agreement") with Lee Liu, which became effective July 1, 1991. The Employment Agreement provides that Mr. Liu shall be employed as President, Chief Executive Officer and Chairman of the Executive Committee of IES Industries and as Chief Executive Officer and Chairman of IES Utilities from July 1, 1991 until April 1995, which period shall be automatically extended unless at least six months prior to any expiration thereof either IES Industries or IES Utilities or Mr. Liu shall give notice that they do not wish to extend such time (the "Period of Employment"). To date, neither party has given such notice. The Employment Agreement also provides that he shall become Chairman of the Board at such time as C.R.S. Anderson ceases to serve in such position. This occurred on July 1, 1993. The Employment Agreement provides that Mr. Liu shall provide consulting services to the Company for three years (the "Period of Consulting") after the conclusion of the Period of Employment.

    During the Period of Employment, Mr. Liu will be paid a base annual salary of at least $275,000, and will be entitled to participate in all incentive compensation plans applicable to the positions he holds and all retirement and employee welfare benefit plans. During the Period of Employment, Mr. Liu's incentive compensation shall be at least equal to that paid to the Chairman of the Board of IES Industries.

    If Mr. Liu's employment is terminated without his consent by IES Industries or IES Utilities during the Period of Employment for other than an unremedied material breach or just cause or by his resignation if such resignation occurs after IES Industries fails to cause him to be employed in or elected to the positions specified in the Employment Agreement or after a material diminution in his duties, responsibilities or status, then Mr. Liu shall be entitled to an amount equal to the sum of his base annual salary as of the date of termination plus his average incentive compensation during the three years immediately preceding the date of termination multiplied by the number of years (and fractions thereof) then remaining in the Period of Employment. Mr. Liu also would be entitled to continued insurance coverages and an amount equal to the then present value of the actuarially determined difference between the aggregate retirement benefits actually to be received by him as of the date of termination and those that would have been received by him had he continued to be employed at the base salary in effect at termination through the expiration of the Period of Employment. All his shares of Company restricted stock would also vest at that time.

    During the Period of Consulting, Mr. Liu will make himself available for up to 30 days per year, report to the Chief Executive Officer of IES Industries and will earn an annual consulting fee equal to 13.33% of his highest annual base salary during his Period of Employment. If Mr. Liu's consulting services are terminated for reasons other than material breach or just cause, he will be entitled to a lump sum payment equal to the amount of the consulting fee he would otherwise have earned during the Period of Consulting.

    The Merger Employment Agreement which Mr. Liu will enter into with Interstate Energy in connection with the Proposed Merger will supersede the Employment Agreement described above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and Shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

    Based solely on a review of copies of reports filed with the SEC with respect to 1996 and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for an inadvertent late filing by Peter W. Dietrich, Vice President (one report covering one transaction).

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee recommended and the Board of Directors authorized the engagement of Arthur Andersen LLP as auditors for IES Industries and its subsidiaries for 1997. They have served as IES Industries' auditors for 1996 and for many prior years. The Board believes that because of the Audit Committee's direct and independent access to both the internal and independent auditors and the Audit Committee's overall responsibility for audit results and supervision of the auditors, the Audit Committee is best suited to select the independent auditor and approve audit arrangements. A representative of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he desires to do so.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals for the 1998 Annual Meeting of the Company must be received at the offices of the Company no later than the close of business on November 24, 1997, for inclusion in the 1998 proxy statement and form of proxy.

                                    GENERAL

    A copy of the Annual Report of IES Industries, including financial statements for the fiscal year ended December 31, 1996, has been included in this mailing to Shareholders with this Proxy Statement.

    A copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 1996, which is required to be filed with the Securities and Exchange Commission, will be made available to stockholders to whom this Proxy Statement is mailed, without charge, upon written request to the office of the Director, Shareholder Services, IES Industries Inc., 200 First Street, S.E., Cedar Rapids, Iowa 52401.

                                          By Order of the Board of Directors
                                          Stephen W. Southwick
                                          Vice President, General Counsel &
                                          Secretary

Cedar Rapids, Iowa
March 27, 1997

                             IES INDUSTRIES, INC.
                            Proxy/Direction Card for
                       Annual Meeting on May 22nd, 1997

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This Proxy/Direction is solicited by the Board of Directors of IES Industries
Inc. ("IES Industries").

The undersigned hereby appoints David Q. Reed, Henry Royer, and Robert W. Schlutz, jointly and severally, with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at the Collins
Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa on the 22nd day of
May, 1997 at 2:00 p.m. (CDT), or any adjournment thereof. All shares votable include shares held of record by the administrator for the participants in the IES Industries Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan, Bonus Stock Ownership Plan, Employee Stock Ownership Plan, and Employee Savings Plan. Shares will be voted in the manner specified by the undersigned and in the discretion of the persons named above or such administrator on such other matters as may properly come before the meeting. If no specification is made, such shares will be voted by the persons named above or such administrator for all nominees to the Board of Directors. The following space is provided for comments. Please mark the comments box on the reverse side if you use this space.

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                  (continued and to be signed on reverse side)

 /X/ Please mark your
     votes as in this
     example

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

                              AGAINST
                    FOR ALL    ALL   EXCEPTIONS

THE ELECTION OF                                    NOMINEES: C.R.S. Anderson;
DIRECTORS:           /   /     /  /       /   /    J. Wayne Bevis; Lee Liu;
                                                   Jack R. Newman; Robert D.
                                                   Ray; David Q. Reed; Henry
                                                   Royer; Robert W. Schlutz;
                                                   Anthony R. Weiler.



                   EXCEPTIONS

To withhold authority to vote for any particular nominee write the nominee's name(s) on the line(s) below:

-------------------------------------------------

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If you have noted
comments on the other
side of the card mark here.          /     /

Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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SIGNATURE(S)                                  DATE